EXHIBIT 23.1
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The McGeary Law Firm, P.C.
Aaron D. McGeary
405 Airport Way, Suite 5
Bedford, Texas 76021

February 16 , 2007

Board of Directors
China Mobility Solutions, Inc.
800-789 West Pender Street
Vancouver, B.C., Canada V6C 1H2

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

The McGeary Law Firm

Date: February 16, 2007	By:	/s/Aaron D. McGeary
Aaron D. McGeary
Title

EXHIBIT 23.2

CONSENT OF EXPERTS

March 2, 2007

CONSENT OF FORMER INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our auditors’ report dated March 31, 2006 covering the audited financial statements of China Mobility Solutions, Inc. as at December 31, 2005 and for the two years ended December 31, 2005, which is incorporated by reference in this Form S-8 registration statement.

Yours very truly,

Moen and Company LLP

Date: March 2, 2007	By:	/s/ Moen and Company LLP
Moen and Company LLP
Title